SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 14, 2006 (March 10, 2006)

TRAFFIX, INC.
(Exact Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-27046 (Commission File Number)	22-3322277 (I.R.S. Employer Identification No.)

One Blue Hill Plaza, Pearl River, New York (Address of principal executive offices)	10965 (Zip Code)

Registrant's telephone number, including area code: (845) 620-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TRAFFIX, INC.
INDEX TO FORM 8-K
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
MARCH 14, 2006

ITEMS IN FORM 8-K

Item 1.01.  Entry into a Material Definitive Agreement.

(a)    We entered into an employment agreement on March 10, 2006, effective as of December 1, 2005, with Jeffrey L. Schwartz (the “Agreement”). The Agreement expires on November 30, 2007; provided, however, that if our Pre-Tax Income (as defined in the Agreement) for the 21 months ending August 31, 2007 is at least $4.2 million, Mr. Schwartz has the right to extend the term to November 30, 2008 (provided he exercises that option no later than November 1, 2007).

(b)    Pursuant to the Agreement, (i) Mr. Schwartz is employed as our Chairman and Chief Executive Officer; (ii) Mr. Schwartz will be paid a base salary of $605,000 per annum; (iii) Mr. Schwartz will receive bonuses upon our Company’s achievement of certain pre-tax income milestones, as well as discretionary bonuses subject to approval of our Board of Directors; (iv) Mr. Schwartz was issued on March 10, 2006 a 10 year option to acquire 60,000 shares of our Common Stock at an exercise price of $5.44 per share, which option vests as follows:

 (x)    30,000 shares vested immediately; and

 (y)   30,000 shares will vest on December 1, 2006;

(vi) we will pay for all expenses reasonably incurred by Mr. Schwartz in connection with the performance of his duties, including paying up to $25,000 per year towards the total per annum costs of an automobile; (vii) Mr. Schwartz agreed not to compete or engage in a business competitive with our business during the term of the Agreement and for a period of one year thereafter; (viii) if Mr. Schwartz’s employment is terminated other than as a result of a “For Cause Event” (as defined in the Agreement) or if he resigns for “Good Reason” (as defined in the Agreement), he will be entitled to receive additional compensation and other consideration, all as more fully described in the Agreement; and (ix) at any time after September 2, 2006, Mr. Schwartz may terminate the Agreement, whereupon he will receive additional compensation and other consideration, as summarized below (and as more fully described in the Agreement).

(c)    The Agreement provides that, if the Agreement terminates due to the scheduled expiration of the term, or if Mr. Schwartz voluntarily terminates his employment after September 2, 2006, Mr. Schwartz will (i) in partial consideration for agreeing to assume consulting obligations for us (as set forth in clause (iii), below), be entitled to receive a one-time, lump-sum payment of $250,000; (ii) be entitled to receive those bonuses which he was otherwise entitled to receive for the last bonus period ending before the termination of the Agreement; (iii) become a consultant to our Company for a period of three years, for which he will be paid a consulting fee of $108,334 per annum; and (iv) be entitled to receive additional consideration and compensation, all as more fully described in the Agreement.

The foregoing is merely a summary of the material terms of the Agreement. For a complete description, a copy of the Agreement is annexed hereto in its entirety as an exhibit.

Item 9.01.     Financial Statements and Exhibits.

(c)     Exhibits

Exhibit
Number       Description

99.1*	December 1, 2005 Employment Agreement by and between the Registrant and Jeffrey L. Schwartz

---------------------------------
*    Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2006	TRAFFIX, INC.

	By:	/s/ Daniel Harvey
Daniel Harvey
Chief Financial Officer

Exhibit Index

Exhibit
Number       Description

99.1*	December 1, 2005 Employment Agreement by and between the Registrant and Jeffrey L. Schwartz

---------------------------------
*    Filed herewith

Exhibit 99.1

EMPLOYMENT AGREEMENT

 EMPLOYMENT AGREEMENT dated as of December 1, 2005 by and between TRAFFIX, INC., a Delaware corporation (the "Company"), and JEFFREY L. SCHWARTZ ("Executive").

W I T N E S S E T H:

 WHEREAS, the Company desires to employ Executive on the terms and subject to the conditions hereinafter set forth, and Executive desires so to be employed;

 NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

1.    Offices and Duties. The Company hereby employs Executive as a full-time employee during the Term (as hereinafter defined) to serve as the Company's Chief Executive Officer and to perform such executive and supervisory duties on behalf of the Company as the Company's Board of Directors (or the appropriate Committee thereof) may from time to time reasonably direct. By its approval of this Agreement, the Company's Board of Directors (or the appropriate Committee thereof) shall also agree to elect Executive to serve as the Company's Chairman. Executive hereby accepts such employment and agrees that throughout the Term he shall faithfully, diligently and to the best of his ability, in furtherance of the business of the Company, perform the duties assigned to him and shall devote substantially all of his business time and attention to the business and affairs of the Company. Executive shall at all times be subject to the direction and control of the Company's Board of Directors, and observe and comply with such rules, regulations, policies and practices as the Company's Board of Directors may from time to time establish.

2.    Term of Full-Time Employment.

(a)          The employment of Executive as a full-time employee hereunder shall commence on the date hereof and continue for a term of two (2) years ending on November 30, 2007, unless there has been an Exercise of the Extension Option, whereupon it shall continue to November 30, 2008, subject in all respects to earlier termination upon the terms and conditions provided elsewhere herein (the "Term"). As used herein, “Termination Date" means the last day of the term of full-time employment (whether by virtue of the scheduled expiration of this Agreement or its accelerated termination in accordance with the provisions hereof).

(b)          An “Exercise of the Extension Option” shall have occurred if (i) the Company’s Pre-Tax Income (as defined and as calculated in accordance with Section 3(b) hereof) for the 21 months ending August 31, 2007 was at least $4.2 million; and (ii) the Executive has notified the Company in writing no later than November 1, 2007 that he elects to extend the Term to November 30, 2008.

3.    Compensation.

(a)          As compensation for his services hereunder, the Company shall pay to Executive during the Term:

(i)	a base salary at the rate of $605,000 per annum (the "Base Salary"), such Base Salary to be paid in substantially equal installments no less often than twice monthly;

(ii)
a bonus (the "2.5% Bonus") in respect of each Bonus Period (as hereinafter defined), payable within ninety (90) days after the end of such Bonus Period, in an amount equal to the lesser of (A) $125,000 (or such lesser pro rata amount if the Bonus Period is less than a full fiscal year) or (B) two and one-half percent (2.5%) of Pre-Tax Income (as hereinafter defined); and

(iii)	an additional bonus (the "Additional Bonus") in respect of each Bonus Period, payable within ninety (90) days after the end of such Bonus Period, as follows:

(A) $75,000.00 (or such lesser pro rata amount if the Bonus Period is less than a full fiscal year), if Pre-Tax Income for the Bonus Period is between 150% and 200% of the greater of (x) Pre-Tax Income for the comparable period from the Company’s prior fiscal year, or (y) $3.4 million (or such lesser pro rata amount if the Bonus Period is less than a full fiscal year); or

(B) $100,000.00 (or such lesser pro rata amount if the Bonus Period is less than a full fiscal year), if (x) Pre-Tax Income for the Bonus Period is between 200% and 250% of the greater of (x) Pre-Tax Income for the comparable period from the Company’s prior fiscal year, or (y) $3.4 million (or such lesser pro rata amount if the Bonus Period is less than a full fiscal year); or

(C) $200,000.00 (or such lesser pro rata amount if the Bonus Period is less than a full fiscal year), if (x) Pre-Tax Income for the Bonus Period is two hundred fifty (250%) percent or more than the greater of (x) Pre-Tax Income for the comparable period from the Company’s prior fiscal year, or (y) $3.4 million (or such lesser pro rata amount if the Bonus Period is less than a full fiscal year);

but in no event shall the Additional Bonus payable to Executive with respect to any Bonus Period exceed five (5%) percent of the EBITDA for such Bonus Period; and

(iv)	such additional incentive or bonus compensation as the Company's Board of Directors (or the appropriate Committee thereof) may from time to time determine.

(b)           For the purposes of paragraph 3(a):

(i)
A "Bonus Period" is either a fiscal year of the Company ending during the Term, or, if the Term ends on a day other than the last day of a fiscal year of the Company (i.e. November 30), the portion of such fiscal year ending on the last day of the Company’s last completed fiscal quarter (i.e. February 28/29, May 31 or August 31); and

(ii)	"Pre-Tax Income" is the Company's income before provision for income taxes for the applicable Bonus Period.

The determination of Pre-Tax Income, EBITDA and the 2.5% Bonus and Additional Bonus for any Bonus Period shall be made by the Company’s then Chief Financial Officer in accordance with the financial information presented in the Company’s applicable Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be (and the schedules and internal records supporting such filings); provided that in making his determination, the Chief Financial Officer shall exclude any and all non-cash charges incurred by the Company that were attributable to grants of stock options. Any determination of the Chief Financial Officer hereunder shall be conclusive and binding upon the Company and Executive, provided, that if

(x)    a  Bonus Period ends prior to the end of a fiscal year of the Company, and any year-end adjustment is subsequently made that affects the determination of Pre-Tax Income, EBITDA, the 2.5% Bonus and/or the Additional Bonus for such Bonus Period; or

(y)    if the Company files with the Securities and Exchange Commission an amendment to any of its filings which includes a restatement of the financial information for any Bonus Period that would have the affect of changing Pre-Tax Income, EBITDA, the 2.5% Bonus and/or the Additional Bonus for such Bonus Period, the Company shall promptly give written notice to Executive of any such change, setting forth in reasonable detail therein the amount of and basis for such change, and (1) if such change involves an increase to any compensation paid hereunder, the Company shall pay such increase to Executive concurrently with the delivery of such notice; (2) if such change involves a decrease to any compensation paid hereunder and was necessitated as a result of an inquiry of the Commission or was otherwise required by the Commission, Executive shall repay the amount of such decrease to the Company promptly, and in any event within 60 days, after receipt of such notice; or (3) if such change involves a decrease to any compensation paid hereunder and was not necessitated as a result of an inquiry of the Commission and was not otherwise required by the Commission Executive shall forego his right to receive any further remuneration from the Company up to the amount of such decrease.

(c)          The Company shall procure major medical, hospitalization, dental and disability insurance for the benefit of Executive and his wife and children, and the Company shall pay all premiums and any other costs or expenses incurred to maintain such policies in effect during the term of Executive's employment hereunder.

(d)          In addition to his Base Salary and other compensation provided herein, Executive shall be entitled to participate, to the extent he is eligible under the terms and conditions thereof, in any stock, stock option or other equity participation plan and any profit-sharing, pension, retirement, insurance, medical service or other employee benefit plan generally available to the executive officers of the Company, and to receive any other benefits or perquisites generally available to the executive officers of the Company pursuant to any employment policy or practice, which may be in effect from time to time during the Term. Except as otherwise expressly provided herein, the Company shall be under no obligation hereunder to institute or to continue any such employee benefit plan or employment policy or practice.

(e)          Executive acknowledges hereunder that any and all compensation, bonuses and other benefits due him from the Company (and its subsidiaries) to the date hereof (including, without limitation, those arising under his December 1, 2001 Employment Agreement with the Company, as amended on September 30, 2004) have been paid or otherwise satisfied in full.

4.    Stock Options. By its approval of this Agreement, the Company's Board of Directors (or the appropriate Committee thereof) has approved the issuance to Executive of, and upon the execution of this Agreement, the Company shall issue to the Executive, a non-statutory option to acquire 60,000 shares of the Company's Common Stock, under and pursuant to the provisions of the Traffix, Inc. Sixth Amended and Restated 1996 Employee Incentive Plan (the “Plan”), which option shall be for a term of ten (10) years, unless otherwise terminated pursuant to the terms of such option, the Plan or this Agreement. The Executive’s right to exercise 50% of such option (30,000 shares) shall immediately vest and the Executive’s right to exercise the remaining 50% of such option (30,000 shares) shall vest on December 1, 2006.

5.    Expense Allowance.

(a)          The Company shall pay directly, or advance funds to Executive or reimburse Executive for, all expenses reasonably incurred by him in connection with the performance of his duties hereunder and the business of the Company, upon the submission to the Company of itemized expense reports, receipts or vouchers in accordance with its then customary policies and practices.

(b)         The Company shall provide to Executive a suitable automobile or other vehicle for his exclusive use and the Company shall pay up to $25,000 of the per annum cost thereof, including, without limitation, lease payments, insurance premiums, repair charges, and maintenance and operating expenses, or if, in lieu thereof, Executive uses his own automobile or other vehicle, the Company shall grant him a monthly allowance in an amount sufficient to pay up to $25,000 per annum for all such costs therefor.

6.    Location; Office. Except for routine travel and temporary accommodation reasonably required to perform his services hereunder, Executive shall not be required to perform his services hereunder at any location other than the principal executive office of the Company, which office shall be located throughout the Term at its location on the date hereof, or, if relocated, at a location within a distance of 30 miles from its location on the date hereof, or at such other office or site to which Executive may, in his sole discretion, consent; nor shall he be required to relocate his principal residence to, or otherwise to reside at, any location specified by the Company. The Company shall provide Executive with suitable office space, furnishings and equipment, secretarial and clerical services and such other facilities and office support as Executive may reasonably request.

7.    Vacation. Executive shall be entitled to six (6) weeks paid vacation during each year of his employment hereunder, such vacation to be taken at such time or times as shall be agreed upon by Executive and the Company. Vacation time shall be cumulative from year to year, except that Executive shall not be entitled to take more than eight weeks vacation during any consecutive 12-month period during the Term.

8.    Key-Man Insurance. The Company shall continue to maintain in full force and effect the Policy (as defined in Section 16(c) hereof). The Company shall further have the right from time to time to purchase, increase, modify or terminate additional insurance policies on the life of Executive for the benefit of the Company in such amounts as the Company may determine in its sole discretion. In connection therewith, Executive shall, at such time or times and at such place or places as the Company may reasonably direct, submit himself to such physical examinations and execute and deliver such documents as the Company may deem necessary or appropriate.

9.    Trade Secrets. Executive shall hold in a fiduciary capacity for the benefit of the Company all confidential information relating to or concerned with its operations, business and affairs, and he shall not, at any time hereafter, use or disclose any such information to any person other than to the Company or its designees or except as may otherwise be required in connection with the business and affairs of the Company. The following shall not be deemed “confidential information” for purposes of this paragraph: (i) information that is generally available to the public; (ii) information that was not acquired, directly or indirectly and/or in any manner, from the Company or in his capacity as an employee of the Company; or (iii) information that, hereafter, through no act or omission on Executive’s part, becomes information generally available to the public. In the event that Executive becomes legally compelled (by deposition, interrogatory, request of documents, subpoena, civil investigative demand or similar process) to disclose any confidential information, the Executive shall provide the Company, with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this paragraph. In the event that such protective order or other remedy is not obtained, or the Company waives compliance with the provisions hereof, the Executive shall furnish only such portion of the confidential information which is legally required to be furnished.

10.          Intellectual Property. Any idea, invention, design, process, system, procedure, improvement, development or discovery conceived, developed, created or made by Executive, alone or with others, during the Term and applicable to the business of the Company, whether or not patentable or registrable, shall become the sole and exclusive property of the Company. Executive shall disclose the same promptly and completely to the Company and shall, during the Term or thereafter, (i) execute all documents requested by the Company for vesting in the Company the entire right, title and interest in and to the same, (ii) execute all documents requested by the Company for filing and procuring such applications for patents, trademarks, service marks or copyrights as the Company, in its sole discretion, may desire to prosecute, and (iii) give the Company all assistance it may reasonably require, including the giving of testimony in any Proceeding (as hereinafter defined in Section 32), in order to obtain, maintain and protect the Company's right therein and thereto.

11.          Non Competition.

(a)    During the Term, and, if his employment terminates for any reason other than by him pursuant to Section 14 or by the Company other than as a result of a "For Cause Event" pursuant to Section 13, for a further period of one year thereafter, Executive shall not, directly or indirectly:

(i)
own, control, manage, operate, participate or invest in, or otherwise be connected with, in any manner, any business activity, venture or enterprise which is engaged in any business in the United States and/or Canada in which the Company (or any subsidiary thereof) is currently engaged or is engaged at the time of termination of Executive's employment hereunder, or

(ii)
for himself or on behalf of any other person, induce any employee of the Company (or any subsidiary thereof) to leave the employ of the Company (or such subsidiary) or induce any supplier or customer of the Company (or any subsidiary thereof) to either cease doing business or reduce the level of business then being done with the Company (or such subsidiary).

    (b)    The provisions of Section 11(a) notwithstanding, Executive may invest his funds in securities of an issuer if the securities of such issuer are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Executive's holdings therein represent less than 1% of the total number of shares or principal amount of the securities of such issuer outstanding.

    (c)    Executive acknowledges that the provisions of this Section, and the period of time, geographic area and scope and type of restrictions on his activities set forth herein, are reasonable and necessary for the protection of the Company.

    12.    Termination Upon Disability. In the event that the Board of Directors determines that the Executive is unable to perform his duties hereunder by reason of any disability or incapacity (due to any physical or mental injury, illness or defect) for an aggregate of 180 days in any consecutive 12-month period, the Company shall have the right to terminate Executive's employment hereunder within 60 days after the 180th day of his disability or incapacity by giving Executive notice to such effect at least 30 days prior to the date of termination set forth in such notice, and on such date such employment shall terminate. The Board of Directors’ determination shall be made after due inquiry, on the basis of convincing evidence presented in at least two medical opinions rendered by reputable physicians with experience in diagnosing and treating the condition described in the opinion.

    13.    Termination for Cause.

    (a)    In addition to any other rights or remedies provided by law or in this Agreement, the Company may terminate Executive's employment under this Agreement if (each, a “For Cause Event”):

(i)
Executive is convicted of, or enters a plea of guilty or nolo contendere (which plea is not withdrawn prior to its approval by the court) to, a felony offense and either Executive fails to perfect an appeal of such conviction prior to the expiration of the maximum period of time within which, under applicable law or rules of court, such appeal may be perfected or, if Executive does perfect such an appeal, his conviction of a felony offense is sustained on appeal; or

(ii)	the Company's Board of Directors determines, after due inquiry, based on convincing evidence, that Executive has:

(A)	committed fraud against, or embezzled or misappropriated funds or other assets of, the Company (or any subsidiary thereof);

(B)
violated, or knowingly caused the Company (or any subsidiary thereof) or any officer, employee or other agent thereof, to violate, any material law, regulation or ordinance or any material rule, regulation, policy or practice established by the Company's Board of Directors;

(C)	willfully, or because of gross or persistent negligence, (A) failed properly to perform his duties hereunder or (B) acted in a manner detrimental to, or adverse to the interests of, the Company; or

(D)	violated, or failed to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by Executive hereunder;

and that, in the case of any violation or failure referred to in clause (B), (C) or (D) of this paragraph (ii) of Section 13(a), such violation or failure has caused, or is reasonably likely to cause, the Company to suffer or incur a substantial casualty, loss, penalty, expense or other liability or cost.

(b)           The Company may effect such termination for cause by giving Executive notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least fourteen (14) days prior to the date of termination set forth therein; provided however that Executive may avoid such termination if Executive, prior to the date of termination set forth in such notice, cures or explains to the reasonable satisfaction of the Company's Board of Directors the factual basis for termination set forth therein.

14.    Termination by Executive for Good Reason. In addition to any other rights or remedies provided by law or in this Agreement, Executive may terminate his employment hereunder if (i) the Company violates, or fails to perform or satisfy any material covenant, condition or obligation required to be performed or satisfied by it hereunder, or (ii) as a result of any action or failure to act by the Company, there is a material change in the nature or scope of the duties, obligations, rights or powers of Executive's employment, by giving the Company notice to such effect, setting forth in reasonable detail the factual basis for such termination, at least ten (10) days prior to the date of termination set forth therein; provided however that the Company may avoid such termination if it, prior to the date of termination set forth in such notice, cures or explains to the reasonable satisfaction of Executive the factual basis for termination set forth therein.

15.    Voluntary Termination by Executive. In addition to any other rights or remedies provided by law or in this Agreement, at any time after September 2, 2006, Executive may terminate his employment hereunder by giving the Company written notice to such effect, which termination shall not take effect until the earlier to occur of (i) ninety (90) days after the date of such written notice, or (ii) either November 30, 2008 (if there has occurred an Exercise of the Extension Option) or November 30, 2007 (if there has not occurred an Exercise of the Extension Option). The termination by Executive of his employment for Good Reason pursuant to Section 14 of this Agreement shall not constitute or be deemed to constitute for any purpose a "voluntary termination" of his employment.

16.    Compensation and Benefits upon Termination.

    (a)    Upon termination of Executive's employment hereunder, he shall be entitled to receive, in any case, any Base Salary due to him pursuant to Section 3 in respect of his employment prior to the Termination Date.

    (b)    If Executive is discharged as a result of a "For Cause Event" pursuant to Section 13, except for the payment of any amount required to be made by Section 16(a), from and after the Termination Date, the Company shall have no further obligation to Executive hereunder, including without limitation, any obligation pursuant to Section 18.

    (c)    If the Executive's employment is terminated by him pursuant to Section 14 or by the Company other than as a result of a "For Cause Event" pursuant to Section 13 (other than termination for disability pursuant to Section 12), he shall be entitled to (i) receive an amount equal to the sum of (A) any unpaid Base Salary due the Executive through either November 30, 2008 (if there has occurred an Exercise of the Extension Option) or November 30, 2007 (if there has not occurred an Exercise of the Extension Option); plus (B) a one-time, lump-sum payment of $575,000; plus (C) his 2.5% Bonus and his Additional Bonus for the last Bonus Period ending before the Termination Date; and (ii) cause the Company to transfer the ownership of the Policy (as defined below) to Executive or to his designee (with all premiums thereon and other costs thereof paid to the Termination Date), whereupon Executive shall have the right to change the beneficiary of the Policy and shall become obligated to then pay all premiums thereon and other costs thereof. For purposes of this Section 16, the “Policy” shall mean that certain $1 million key-man life insurance policy maintained by the Company as of the date hereof on the life of the Executive.

    (d)    If the Executive's employment is terminated by the Company for disability pursuant to Section 12, in addition to any rights granted the Executive under any disability policy maintained by the Company for the Executive’s benefit, Executive shall be entitled to (i) receive a one-time, lump-sum payment of $575,000, plus his 2.5% Bonus and his Additional Bonus for the last Bonus Period ending before the Termination Date; and (ii) cause the Company to transfer the ownership of the Policy to the Executive or to his designee (with all premiums thereon and other costs thereof paid to the Termination Date), whereupon Executive shall have the right to change the beneficiary of the Policy and shall become obligated to then pay all premiums thereon and other costs thereof.

    (e)    [Intentionally Omitted]

    (f)    If the Executive’s employment terminates due to the scheduled expiration of the Term (i.e. either November 30, 2008 (if there has occurred an Exercise of the Extension Option) or November 30, 2007 (if there has not occurred an Exercise of the Extension Option)), or if the Executive voluntarily terminates his employment pursuant to Section 15 and if at the time Executive gives the Company the notice of termination referred to therein the Company has not given to Executive a notice of termination upon his disability pursuant to Section 12 or as a result of a "For Cause Event" pursuant to Section 13, the Executive shall (i) in partial consideration for agreeing to assume consulting obligations for the Company (as set forth in clause (iii), below), be entitled to receive a one-time, lump-sum payment of $250,000; and (ii) be entitled to receive his 2.5% Bonus and his Additional Bonus for the last Bonus Period ending before the Termination Date; and (iii) become a consultant to the Company for a period of three (3) years pursuant to which he shall make himself reasonably available to assist the then Chief Executive Officer of the Company by telephone or in person up to 1 day per week (subject to the Executive’s availability, as may be limited by his other business and personal interests), and for which he shall be paid a consulting fee of $108,334 per annum (to be paid in substantially equal installments no less often than once per month); (iv) for the term of his consultancy, be entitled to maintain an office either at the Company's offices and receive secretarial and clerical services, all at the Company's expense, or, at Executive's option, if the Company is not maintaining such offices at its place of business at which Executive performed his services at the Termination Date, then the Company shall reimburse the Executive up to $25,000 per annum for the cost of his maintaining a comparable office, secretarial and clerical services at such other location selected by Executive; (v) for the term of his consultancy, be entitled to receive from the Company major medical, hospitalization, dental and disability insurance for the benefit of Executive and his wife and children, and the Company shall pay all premiums and any other costs or expenses incurred to maintain such policies in effect for such period of consultancy; and (vi) shall have the right to cause the Company to transfer the ownership of the Policy to the Executive (with all premiums thereon and other costs thereof paid to the Termination Date), whereupon Executive shall have the right to change the beneficiary of the Policy and shall become obligated to then pay all premiums thereon and other costs thereof .

    (g)    If the Executive dies during the Term, and if at the time of death the Company has not given to Executive a notice of termination upon his disability pursuant to Section 12 or as a result of a "For Cause Event" pursuant to Section 13, the Company shall deliver to the Executive’s estate a one-time, lump sum payment of $500,000, payable from the proceeds of the Policy. The Company hereby undertakes that upon the Executive’s death it shall make an immediate and diligent effort to collect any proceeds payable under the Policy.

    (h)    Any amount payable to Executive (or his estate) upon termination of his employment hereunder shall be paid promptly, and in any event within thirty (30) days, after the Termination Date, or, if indeterminable at such time, within thirty (30) days after the amount of same is able to be determined; provided, however, that any amounts due under clause (g) of this Section 16 shall be paid to the Executive’s estate no later than thirty (30) days after the date the Company has received the proceeds payable under the Policy.

    (i)    Executive shall have no obligation hereunder to seek or to accept any other employment after the Termination Date or otherwise to mitigate the damages sustained by reason of his wrongful termination. No compensation or other amount received or receivable by Executive on account of any employment or engagement after the Termination Date shall be offset against or deducted from any payment required to be made by this Section 16 .

    (j)    Executive shall be entitled to receive from the Company as a result of the termination of his employment hereunder only those payments and other consideration set forth herein. If the Executive’s employment is deemed to have been wrongfully terminated hereunder, the Executive’s sole remedy shall be to receive the payments and other consideration provided for in this Agreement as liquidated damages, it being agreed that the Executive’s damages in case of the Company’s default hereunder might be impossible to ascertain and that such payments and other consideration constitute a fair and reasonable amount of damages under the circumstances and are not a penalty.

    17.    [Intentionally Omitted]

    18.    Other Termination Provisions.

    (a)    Following the Termination Date, the Company shall continue to indemnify Executive, and hold him harmless from, any loss, damages, liability, obligation or expense (including, without limitation, legal fees) that he may suffer or incur in connection with any judgment, claim made or Proceeding relating to his service as a director, officer, employee or agent of the Company (or any subsidiary thereof) to the same extent and in same manner as the Company shall be obligated so to indemnify Executive immediately prior to the Termination Date.

    (b)    The Company shall continue to maintain for the benefit of Executive directors' and officers' liability insurance providing coverage at least as favorable to Executive (including with respect to limits of liability, exclusions, and deductible and retention amounts) as that in effect on the Termination Date.

    19.    Notices. Any notice or demand required or permitted to be given or made hereunder to or upon either party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, telecopy, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage-paid first-class mail, to such party at the following address:

    to the Company at:

One Blue Hill Plaza
Pearl River, New York 10965
Attn: President
Fax: (845) 820-1717

    with a copy to:

Feder, Kaszovitz, Isaacson, Weber,
Skala, Bass & Rhine LLP
23rd Floor
750 Lexington Avenue
New York, New York 10022-1200
Attn: Saul Kaszovitz, Esq.
Fax: (212) 888-7776

    to Executive at:

6 Glen Eagles Court
Pearl River, New York 10965
Fax: __________________

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving or making of any such notice or demand shall be, in the case of clause (a)(i), the date of the receipt; in the case of clause (a)(ii), five business days after such notice or demand is sent; and, in the case of clause (b), the business day next following the date such notice or demand is sent.

    20.    Amendment. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signed by or on behalf of the parties hereto.

    21.    Waiver. No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.

    22.    Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice of law or conflict of laws.

    23.    Dispute Resolution. Any and all disputes which arise out of this Agreement, including, but not limited to, disputes concerning the performance, enforcement, and/or interpretation of this Agreement, shall be resolved in New York City pursuant to arbitration conducted in accordance with the rules of the Arbitration Association of America.

    24.    Remedies. In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.

    25.    Severability. The provisions hereof are severable and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect, the remaining provisions hereof shall not be affected, but shall remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

    26.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

    27.    Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any person not a party hereto.

    28.    Titles and Captions. The titles and captions of the Articles and Sections of this Agreement are for convenience of reference only and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.

    29.    Grammatical Conventions. Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

    30.    References. The terms "herein," "hereto," "hereof," "hereby," and "hereunder," and other terms of similar import, refer to this Agreement as a whole, and not to any Article, Section or other part hereof.

    31.    No Presumptions. Each party hereto acknowledges that it has had an opportunity to consult with counsel and has participated in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Agreement.

    32.    Certain Definitions. As used herein:

    (a)    "Person" includes without limitation a natural person, corporation, joint stock company, limited liability company, partnership, joint venture, association, trust, government or governmental authority, agency or instrumentality, or any group of the foregoing acting in concert.

    (b)    A "Proceeding" is any suit, action, arbitration, audit, investigation or other proceeding before or by any court, magistrate, arbitration panel or other tribunal, or any governmental agency, authority or instrumentality of competent jurisdiction.

    33.    Entire Agreement. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, commitment or arrangement relating thereto, written or oral, if any, which shall terminate immediately upon the commencement of the Term.

    IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

TRAFFIX, INC.

By:	/s/
Name: Andrew Stollman
Title: President

/s/
JEFFREY L. SCHWARTZ